UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 11, 2006

VWR International, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	333-118658	91-1319190
(State or other jurisdiction of	(Commission	I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1310 Goshen Parkway
P.O. Box 2656
West Chester, PA		19380
(Address of principal executive offices)		(Zip Code)

(610) 431-1700
(Registrant’s telephone number, including area code)

None
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

VWR International, Inc. (the “Company”) entered into an Agreement (the “Agreement”), effective as of January 10, 2006, by and between the Company and Edward Orzetti outlining the details of Mr. Orzetti’s resignation from his position as the Company’s President, Global Lab Business, effective February 28, 2006.  The Agreement provides Mr. Orzetti with certain benefits related to his resignation of employment including a lump sum severance payment equal to $550,000, continued health and dental benefits until August 31, 2006, COBRA benefit continuation, the repurchase of previously acquired shares, and accelerated vesting of options in CDRV Investors, Inc., the Company’s indirect parent.

The Agreement also contains customary non-competition and non-solicitation restrictions that will apply for one year following Mr. Orzetti’s resignation, and an indefinite restriction on the disclosure of confidential information.

The description of the Agreement set forth above is qualified in its entirety by reference to the actual terms of the Agreement, which is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(c)   Exhibits.

See Exhibit Index below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VWR INTERNATIONAL, INC.

Dated: January 11, 2006	By: /s/ Jack L. Wyszomierski

	Name:	Jack L. Wyszomierski
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Letter Agreement, among VWR International Inc. and Edward Orzetti.